Exhibit 10.1

SECURITY AGREEMENT

dated as of

June 20, 2016

among

AK STEEL CORPORATION,

the other Grantors party hereto

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

Schedules

Schedule I	Equipment Locations

Exhibits

Exhibit A	Form of Security Agreement Supplement
Exhibit B	Perfection Certificate

This SECURITY AGREEMENT (this “Security Agreement”) is made and entered into as of June 20, 2016 by AK Steel Corporation, a Delaware corporation (with its successors, the “Company”), AK Steel Properties, Inc., a Delaware corporation (“AK Properties”), and AK Tube LLC, a Delaware limited liability company (“AK Tube”) (each of the Company, AK Properties and AK Tube, a “Grantor” and, collectively with any other Person that becomes a Grantor hereunder from time to time pursuant to Section 16, the “Grantors”), in favor of U.S. Bank National Association, as collateral agent under the Collateral Trust Agreement (as defined below) (in such capacity, including any successor thereto, the “Collateral Agent”), for the benefit of the Secured Parties described therein.

WITNESSETH

WHEREAS, the Grantors are parties to (i) the Indenture dated as of November 20, 2012 (as amended, supplemented or otherwise modified from time to time, including all schedules thereto, the “2012 Indenture”) pursuant to which the Company issued a series of 8.750% senior secured notes due 2018 (the “2012 Notes”) and (ii) the Security Agreement dated as of November 20, 2012 (as amended, supplemented or otherwise modified from time to time, including all schedules thereto, the “2012 Security Agreement”);

WHEREAS, the Company will have paid (or deposited with the trustee under the 2012 Indenture) all of its obligations in respect of the 2012 Notes and the 2012 Indenture on the date hereof;

WHEREAS, the Company has entered into the Senior Secured Note Indenture pursuant to which the Company will issue its 7.50% Senior Secured Notes due 2023 (the “Senior Secured Notes”);

WHEREAS, the Company is willing to secure (i) its obligations under the Senior Secured Notes and the Senior Secured Note Indenture and (ii) certain other obligations, by granting Liens on certain of its assets to the Collateral Agent as provided in the Security Documents;

WHEREAS, AK Steel Holding Corporation, a Delaware corporation (“AK Holding”), AK Properties and AK Tube are willing to guarantee the foregoing obligations of the Company pursuant to the Senior Secured Note Guaranties and, in the case of AK Properties and AK Tube, are willing to secure their respective obligations, by granting Liens on certain of their respective assets to the Collateral Agent as provided in the Security Documents;

WHEREAS, the Company, AK Holding, AK Properties and AK Tube will derive substantial direct and indirect benefit from the transactions contemplated by the Senior Secured Note Indenture;

WHEREAS, the Senior Noteholders are not willing to purchase the Senior Secured Notes, unless the foregoing obligations of the Company, AK Properties and AK Tube are secured and the foregoing obligations of the Company are guaranteed, in each case, as described above;

WHEREAS, the Company, AK Holding, AK Properties, AK Tube, the Senior Indenture Trustee and the Collateral Agent are parties to that certain Collateral Trust Agreement dated as of November 20, 2012 (as supplemented by that certain Supplement to Collateral Trust Agreement dated as of April 29, 2014, that certain Collateral Trust Joinder dated as of the date hereof, and as it may be further amended, modified, supplemented, restated or replaced from time to time, the “Collateral Trust Agreement”), pursuant to which the Collateral Agent has been appointed by the Senior Indenture Trustee on behalf of the Senior Noteholders, and the Collateral Agent has agreed, to hold and administer the Liens granted pursuant to the Security Documents for the ratable benefit of all of the Secured Parties on a pari passu basis;

WHEREAS, the Grantors want to be able from time to time, as contemplated by the Collateral Trust Agreement, to cause other obligations of the Company and the Grantors to be secured hereunder on a pari passu basis; and

WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided in the Collateral Trust Agreement;

WHEREAS, the Company has established an interest bearing deposit account (the “Collateral Proceeds Account”) with U.S. Bank National Association, at its office at 425 Walnut Street, Cincinnati, Ohio 45202, Account No. 201343001, in the name of “Collateral Proceeds Account”;

WHEREAS, subject to the terms of the Collateral Trust Agreement, pursuant to the Senior Secured Note Indenture, the Company and certain other Grantors are required to deposit into the Collateral Proceeds Account amounts constituting (1) cash proceeds from any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or other dispositions) of Collateral (as defined herein) having an aggregate fair market value as determined under the Senior Secured Note Indenture of more than $5,000,000, (2) any cash proceeds in excess of $5,000,000 of any Collateral taken by eminent domain, expropriation or other similar governmental taking and (3) cash proceeds in excess of $5,000,000 of insurance upon any part of the Collateral (collectively, the “Cash Proceeds”); and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms.

(a) Terms defined in Collateral Trust Agreement. As used herein, each of the following terms shall have the meaning specified in the Collateral Trust Agreement.

Term

ABL Collateral
ABL Facility
Additional Authorized Representative
Additional Secured Debt Documents
Additional Secured Debt Facility
Authorized Representative
Bankruptcy Proceeding
Class
Governmental Authority
Lien
Non-Contingent Secured Obligation
Notice of Actionable Default
Permitted Investments
Person
Refinance
Secured Debt Agreement
Secured Debt Documents
Secured Parties
Senior Noteholders
Senior Secured Note Documents
Senior Secured Note Guaranties
Senior Secured Note Secured Parties
Transaction Liens

(b) Terms Defined in the UCC. Unless otherwise defined herein or in the Collateral Trust Agreement, terms used in the UCC (as defined below) are used in this Security Agreement as such terms are defined in the UCC.

(c) Additional Terms. The following terms used herein have the meanings set forth below:

“2012 Indenture” has the meaning assigned to such term in the recitals.

“2012 Notes” has the meaning assigned to such term in the recitals.

“2012 Security Agreement” has the meaning assigned to such term in the recitals.

“Actionable Default” means the occurrence of any of the following:

(a) an “Event of Default” under and as defined in the Senior Secured Note Indenture; or

(b) any event or condition which, under the terms of any Additional Secured Debt Facility (other than the Senior Secured Note Indenture), causes, or permits (after giving effect to any applicable grace periods) holders of the Additional Secured Obligations with respect to such Additional Secured Debt Facility to cause, such Additional Secured Obligations to become immediately due and payable;

provided that, upon delivery of a Notice of Actionable Default, the Collateral Agent may assume that an Actionable Default shall be deemed to be continuing until the Notice of Actionable Default delivered with respect thereto shall have been withdrawn in a written notice delivered to the Collateral Agent by the Senior Indenture Trustee or the relevant Additional Authorized Representative, as applicable, prior to the first date on which the Collateral Agent commences the exercise of any remedy with respect to the Collateral following the receipt of such Notice of Actionable Default.

“Additional Secured Obligations” means all obligations of any of the Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any Post-Petition Interest) on the indebtedness for borrowed money outstanding under each Additional Secured Debt Facility (including the Senior Secured Notes), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Bankruptcy Proceeding with respect to any Grantor, regardless of whether allowed or allowable in such proceeding), of the Grantors under the Additional Secured Debt Documents owing to the Additional Secured Parties (in their capacity as such). For the avoidance of doubt, the Senior Secured Note Obligations shall constitute Additional Secured Obligations.

“AK Holding” has the meaning assigned to such term in the recitals.

“AK Properties” has the meaning assigned to such term in the preamble.

“AK Tube” has the meaning assigned to such term in the preamble.

“Cash Proceeds” has the meaning assigned to such term in the recitals.

“Collateral” has the meaning assigned to such term in Section 2.

“Collateral Agent” has the meaning assigned to such term in the preamble.

“Collateral Proceeds Account” has the meaning assigned to such term in the recitals.

“Collateral Proceeds Account Control Agreement” has the meaning assigned to such term in Section 4(a).

“Collateral Trust Agreement” has the meaning assigned to such term in the recitals.

“Closing Date” means the Issue Date (as defined in the Senior Secured Note Indenture), which date is June 20, 2016.

“Company” has the meaning assigned to such term in the preamble.

“Control” has the meaning specified in UCC Section 8-106, 9-104, 9-105 or 9-106, as may be applicable to the relevant Collateral.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, and binding orders, decrees, judgments, injunctions or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the pollution and the protection of the environment, preservation or reclamation of natural resources, the release or threatened release of any Hazardous Material or to health and safety matters (with respect to exposure to any Hazardous Materials).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of AK Holding, the Company or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Excluded Property” means:

(i) all of the Grantors’ right, title and interest in any leasehold interest in any real property of any Grantor (whether owned on the Closing Date or acquired following the Closing Date);

(ii) any lease, permit, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder, or any assets owned by any Grantor subject to any such lease, permit, license, contract, property rights or agreement, if and for so long as the grant of such security interest shall constitute or result in (a) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (b) in a breach or termination pursuant to the terms of, or a default under, any such lease, permit, license, contract, property rights or agreement that is not rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law;

(iii) fixed or capital assets owned by any Grantor that are subject to a Lien described in clause (5) of Section 4.06(a) of the Senior Secured Note Indenture if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits the creation of any other Lien on such fixed or capital assets; and

(iv) any property or assets, the pledge of which would require governmental consent, approval, license or authorization (in each case, only to the extent such requirement is not rendered ineffective by any applicable law, including the UCC);

provided, however, that Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property referred to in clauses (i) through (iv) that constitute Collateral (unless such proceeds, substitutions or replacements would themselves constitute Excluded Property referred to in clauses (i) through (iv)).

“Federal Book Entry Regulations” means the federal regulations contained in Subpart B governing book-entry securities consisting of U.S. Treasury bills, notes and bonds and Subpart D of 31 C.F.R. Part 357, 31 C.F.R. § 357.2, § 357.10 through § 357.14 and § 357.41 through § 357.44.

“Grantor” and “Grantors” have the meanings assigned to such terms in the preamble.

“Hazardous Materials” means all explosive or radioactive substances or any substance, material or wastes defined or regulated by any applicable Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” or words of similar meaning and effect, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document in form and substance reasonably satisfactory to the Collateral Agent (taking into account all relevant circumstances, including customary industry practice for mining financings to the extent applicable) in each case creating a Lien (to the extent feasible) on real property and improvements thereto in favor of the Collateral Agent (or a sub-agent appointed pursuant to the Collateral Trust Agreement) for the benefit of the Secured Parties and with such changes in the form thereof as the Collateral Agent shall reasonably request for the purpose of conforming to local practice for similar instruments in the jurisdiction where such real property is located.

“Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to the Company or other counsel addressed and delivered to the Collateral Agent.

“Perfection Certificate” means, with respect to any Grantor, a certificate substantially in the form of Exhibit B, completed and supplemented with schedules, if any, contemplated thereby and signed by an officer of such Grantor.

“Permitted Liens” means (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to each of (A) Section 4.06 of the Senior Secured Note Indenture and (B) any other Secured Debt Agreement.

“Post-Petition Interest” means any interest and fees that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Pledgors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Security Agreement” has the meaning assigned to such term in the preamble.

“Security Agreement Supplement” means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding AK Holding or a Subsidiary as a party hereto pursuant to Section 16 and/or adding additional property to the Collateral.

“Secured Obligations” means (a) subject to Section 2(b) of the Collateral Trust Agreement, the Additional Secured Obligations (including the Senior Secured Note Obligations), and (b) all amounts (including Post-Petition Interest) now or hereafter payable by the Company or any of its Subsidiaries arising under the Security Documents to the Collateral Agent. For the avoidance of doubt, if the Transaction Liens securing any Class of Secured Obligations are released pursuant to Section 7(a)(ii) of the Collateral Trust Agreement, such obligations shall cease to be Secured Obligations.

“Senior Indenture Trustee” means U.S. Bank National Association, as trustee under the Senior Secured Note Indenture, together with its successors and assigns from time to time.

“Senior Secured Note Indenture” means the Indenture dated as of June 20, 2016 among the Company, AK Holding, AK Properties, AK Tube, the other guarantors party thereto, U.S. Bank National Association, as indenture trustee, and the Collateral Agent, as the same may be amended, supplemented, modified or Refinanced from time to time.

“Senior Secured Note Obligations” means all obligations of any of the Grantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any Post-Petition Interest) on the Senior Secured Notes and any other series of notes outstanding under the Senior Secured Note Indenture, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Bankruptcy Proceeding with respect to any Grantor, regardless of whether allowed or allowable in such proceeding), of the Grantors under the Senior Secured Note Documents owing to the Senior Secured Note Secured Parties (in their capacity as such).

“Senior Secured Notes” has the meaning assigned to such term in the recitals.

“Subsidiary” means with respect to any specified Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation

(irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is, or other entity of which at least a majority of the common equity interests are, at the time directly or indirectly owned by that Person, or by one or more other Subsidiaries of that Person, or by that Person and one or more other Subsidiaries of that Person. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Transaction Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdictions for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“United States” or “U.S.” means the United States of America.

(d) Rules of Construction. The rules of construction specified in Section 1(b) of the Collateral Trust Agreement also apply to this Security Agreement.

Section 2. Pledge and Grant of Security Interest.

(a) In order to secure the Secured Obligations, each Grantor hereby pledges to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a continuing security interest in and to all of such Grantor’s right, title and interest in and to all of the following, whether now owned or hereafter acquired by such Grantor, wherever located and whether now or hereafter existing or arising (hereinafter collectively referred to as the “Collateral”):

(i) all Equipment;

(ii) such Grantor’s interest in (x) the Collateral Proceeds Account; (y) all cash monies, investment property, instruments and financial assets held in the Collateral Proceeds Account; and (z) all Cash Proceeds, whether or not held in the Collateral Proceeds Account; and

(iii) all books and records (including computer materials and records) of such Grantor pertaining to any of its Collateral); and

(iv) all Proceeds of the Collateral described in the foregoing clauses (i) through (iii);

provided that notwithstanding the foregoing or anything herein to the contrary, in no event shall the Collateral include, or the Transaction Lien attach to, any Excluded Property; provided, however, the security interests and Liens granted hereunder shall attach to, and the “Collateral” shall automatically include any asset or property of a Grantor that ceases to be Excluded Property and would otherwise constitute Collateral hereunder, without further action by any Grantor or Secured Party. It is understood and agreed that the Collateral will not include any ABL Collateral.

(b) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

Section 3. Security for Obligations. This Security Agreement and the grant of a security interest in the Collateral hereunder secures the prompt and complete payment and performance by each Grantor of such Grantor’s Secured Obligations.

Section 4. Maintaining the Collateral Proceeds Account. Subject to the terms of the Collateral Trust Agreement, so long as any Secured Obligation shall remain outstanding:

(a) Prior to or concurrently with the execution and delivery hereof, the Collateral Agent shall establish the Collateral Proceeds Account on its books as a separate account segregated from all other custodial or collateral accounts at its office at its office at 425 Walnut Street, Cincinnati, Ohio 45202. The Company and the Collateral Agent will maintain the Collateral Proceeds Account as a deposit account with U.S. Bank National Association. The Collateral Proceeds Account will be subject to that certain blocked account control agreement dated as of June 20, 2016 among the Company, the Collateral Agent and U.S. Bank, as depositary bank (as amended, restated, supplemented, modified or replaced from time to time, the “Collateral Proceeds Account Control Agreement”).

(b) Except as otherwise provided in the Senior Secured Debt Documents and subject to the terms of the Collateral Trust Agreement, no amount shall be paid or released to or for the account of, or withdrawn by or for the account of, any Grantor or any other Person from the Collateral Proceeds Account.

(c) Subject to the Collateral Trust Agreement and to the other terms and conditions of this Security Agreement, all Cash Proceeds and Proceeds thereof held by the Collateral Agent pursuant to this Security Agreement shall be held in the Collateral Proceeds Account subject to the exclusive dominion and Control of the Collateral Agent and exclusively for the ratable benefit of the Secured Parties and, to the extent required by applicable law to ensure perfection of the Transaction Lien, segregated from all other funds or other property otherwise held by the Collateral Agent.

(d) All Cash Proceeds required to be delivered to the Collateral Agent pursuant to the Secured Debt Documents, including this Security Agreement, shall be deposited in the Collateral Proceeds Account but shall be subject to release by the Collateral Agent in accordance with the terms of the Secured Debt Documents and the Collateral Trust Agreement.

(e) Any interest received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Collateral Proceeds Account shall remain, or be deposited, in the Collateral Proceeds Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Proceeds Account shall vest in the Collateral Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations unless and until applied thereto as hereinafter provided.

Section 5. As to Equipment.

(a) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against its Equipment if and to the extent that payment thereof is required by the terms of the Secured Debt Documents.

Section 6. Representations and Warranties. Each Grantor hereby represents and warrants that:

(a) Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction in its Perfection Certificate.

(b) Such Grantor’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number as of the Closing Date is set forth in its Perfection Certificate. Within the twelve months preceding the Closing Date, such Grantor has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in its Perfection Certificate hereto except as indicated in its Perfection Certificate.

(c) The execution and delivery by each Grantor of, and the performance by such Grantor of its obligations under, this Security Agreement will not (i) contravene (A) any provision of applicable law, (B) the certificate of incorporation or by-laws (or other organizational documents in the case of any non-corporate Grantor) of any Grantor, (C) any agreement or other instrument binding upon any Grantor or any of its subsidiaries or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except, in the cases of (C) and (D), for contraventions that would not have a material adverse effect on the Company and its Subsidiaries taken as a whole or the Transaction Liens or (ii) result in the creation or imposition of any Lien on any assets of any Grantor, except for the Transaction Liens granted under this Security Agreement.

(d) No consent, approval, authorization, order of, action by notice to, filing or qualification with, any Governmental Authority, regulatory body, agency or other Person is required for (i) the execution, delivery or performance by any Grantor of its obligations under this Security Agreement, (ii) the grant by any Grantor of the Transaction Liens, (iii) the perfection or maintenance of the Transaction Liens (including the first priority nature of such Transaction Lien) or (iv) the exercise by the Collateral Agent of its voting or other rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except (x) as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally, (y) the filings of UCC-1 financing statements and Mortgages in the applicable filing offices and recording offices for each Grantor and (z) those for which the failure to obtain, take, provide notice to or filing or qualification with would not have a material adverse effect on the Company and its Subsidiaries taken as a whole or the Transaction Liens.

(e) Each Grantor is the beneficial owner of the Collateral pledged by it hereunder, free and clear of any Lien (except for any Permitted Liens).

(f) Such Grantor has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Security Documents or that would limit the Collateral Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or any part of such Collateral is on file in any public or recording office, other than any financing statements filed from time to time pursuant to this Security Agreement and the other Secured Debt Documents or are otherwise permitted under the Secured Debt Documents. After the Closing Date, no Collateral owned by such Grantor will be in the Control of any other Person having a claim thereto or a security interest therein, other than a Permitted Lien.

(g) This Security Agreement has been duly authorized, validly executed and delivered by each Grantor and constitutes a valid and binding agreement of such Grantor, enforceable against such Grantor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally (regardless of whether considered in an action at law or in equity) and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(h) Assuming compliance by the Collateral Agent with its agreements hereunder and when UCC financing statements have been filed in the filing offices specified in the Perfection Certificate, the pledge and grant by each Grantor of a Transaction Lien in the Collateral pursuant to this Security Agreement for the ratable benefit of the Secured Parties will constitute a valid and perfected security interest in such Collateral, securing the payment of the Secured Obligations of such Grantor, enforceable as such against all creditors of such Grantor (and any persons purporting to purchase any of the Collateral from such Grantor), subject to no other Liens other than Permitted Liens.

(i) Such Grantor’s Collateral is insured as required by the Senior Secured Note Indenture and any other Secured Debt Agreements.

(j) Such Grantor has delivered a Perfection Certificate to the Collateral Agent. With respect to each Pledgor, the information set forth therein is correct and complete as of the Closing Date.

(k) Set forth on Schedule I are all locations where the Company maintains any of the Collateral consisting of equipment (other than an immaterial amount of such equipment) as of the Closing Date other than any such Collateral in transit or out for repair.

Section 7. Further Assurances. (a) Each Grantor agrees that subject to the Collateral Trust Agreement from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or required by applicable law, in order to perfect and protect the Transaction Lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder and under any Security Document with respect to any Collateral after the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, each Grantor will: (i) execute, file and record such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or required by applicable law or as the Collateral Agent may reasonably request, in order to perfect and preserve the Transaction Liens granted or purported to be granted hereby; and (ii) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may reasonably deem necessary in order to perfect and protect the security interest created by Grantor under this Security Agreement has been taken.

(b) Each Grantor hereby authorizes the Collateral Agent (or any Authorized Representative) to file and record one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have no responsibility for the preparing, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office.

(c) The Company will promptly pay all reasonable costs incurred in connection with any of the foregoing within 30 days of receipt of a detailed invoice therefor. Each Grantor also agrees, to take all actions that from time to time may be necessary, or that the Collateral Agent may reasonably request, to perfect or continue the perfection of, the Collateral Agent’s Transaction Liens in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Collateral Agent or such rights, claims or interest permitted under the Secured Debt Documents.

(d) Such Grantor will not (i) change its name or organizational form or structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall, within 30 days of doing so gives the Collateral Agent notice thereof and deliver any documents reasonably requested by the Collateral Agent in connection with maintaining the Transaction Liens on the Collateral of such Grantor.

(e) The Company shall furnish to the Senior Indenture Trustee and the Collateral Agent, on or within one month of November 20 of each year, commencing on November 20, 2016, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refilling of the Senior Secured Notes Documents as is necessary to maintain the Transaction Liens and the Senior Secured Notes Documents, or stating that in the opinion of such counsel, no action is necessary to maintain such Liens.

Section 8. Covenants. Each Grantor covenants and agrees with the Collateral Agent for the benefit of the Secured Parties that, from and after the date of this Security Agreement until the payment in full in cash of all Obligations due and owing under the Senior Secured Note Indenture, the Senior Secured Notes and the other Secured Debt Documents, it will not:

(a) sell or otherwise dispose of, and will not purport to sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, except for any disposition permitted by the Secured Debt Agreements;

(b) create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for any Permitted Liens); or

(c) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Collateral Agent’s rights or remedies hereunder or any other Security Document, including, without limitation, the Collateral Agent’s right to sell or otherwise dispose of the Collateral.

Section 9. Authority to Administer Collateral. Each Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, any Secured Party or otherwise, for the sole use and benefit of the Collateral Agent for the benefit of the Secured Parties, but at the Company’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Actionable Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Grantor’s Collateral, subject to the Collateral Trust Agreement:

(a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b) to obtain and adjust insurance required to be maintained by such Grantor pursuant to the Senior Secured Note Indenture (or any other Secured Debt Agreement),

(c) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(d) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

(e) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Personal Property Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent or its designee will give the relevant Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

Section 10. No Assumption of Duties; Reasonable Care. The rights and powers conferred on the Collateral Agent hereunder are solely to preserve and protect the Transaction Liens of the Secured Parties in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose, any duties on the Collateral Agent in connection therewith other than those expressly provided herein or imposed under applicable law. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee selected by it in good faith or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. Except as provided by applicable law or by the Secured Debt Documents, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held by the Collateral Agent for its own account, it being understood that the Collateral Agent in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment. The Collateral Agent shall not be responsible for the sufficiency of the Collateral or this Security Agreement and shall be entitled to all the rights, benefits, privileges and immunities accorded to the Collateral Agent under the Collateral Trust Agreement.

Section 11. Indemnity. Without limitation of its indemnification under the Senior Secured Note Indenture and any other Secured Debt Document, each Grantor, jointly and severally, shall indemnify, hold harmless and defend the Collateral Agent and its directors, officers, agents and employees (each an “Indemnitee”), from and against, and shall pay on demand any and all claims, actions, obligations, losses, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees, costs, damages and expenses of any kind arising from the Collateral Agent’s performance as Collateral Agent under this Security Agreement or out of, or in connection with, any and all Environmental Liabilities, except to the extent that such claim, action, obligation, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such indemnified person’s gross negligence or willful misconduct. This indemnification shall survive the termination of this Security Agreement. Without limiting the generality of the foregoing, each Grantor waives all rights for contribution and all other rights of recovery with respect to liabilities, losses, damages, cost and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnitee.

Section 12. Remedies Upon Event of Default. (a) Subject to the terms of the Collateral Trust Agreement, if an Actionable Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or so such sub-agents) under the Security Documents.

(b) Without limiting the generality of the foregoing, subject to the terms of the Collateral Trust Agreement, if an Actionable Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Personal Property Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, any Secured Party may be the purchaser of any or all of the Collateral at any such sale and (with the consent of the Collateral Agent, which may be withheld in its discretion) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.

(c) If the Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payment actually made by the purchaser, received by the Collateral Agent and applied in accordance with this Section 12. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the same, subject to the same rights and duties set forth herein.

(d) Notice of any such sale or other disposition shall be given to the relevant Grantor(s) as (and if) required by Section 9.

(e) If an Actionable Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Collateral Proceeds Account and (ii) the proceeds of any sale, other disposition of or other realization upon all or any part of the Collateral, in the order of priorities set out in Section 4 of the Collateral Trust Agreement.

(f) Subject to the terms of the Collateral Trust Agreement, the Collateral Agent may, without notice to the Grantors except as required by law and at any time following and during the continuance of an Actionable Default, charge, set-off and otherwise apply all or any part of the Secured Obligations which are then due and payable against the Collateral Proceeds Account or any part thereof.

(g) Each Grantor further agrees to use its reasonable best efforts to do or cause to be done all such other acts that are within its control as may be necessary to make any disposition of any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law.

Section 13. Expenses. Each Grantor, jointly and severally, agrees that it will, within 30 days of demand therefor, pay to the Collateral Agent the amount of any and all reasonable and duly documented expenses, including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Collateral Agent, that the Collateral Agent may incur in connection with (a) the administration of this Security Agreement and the other Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, if in the case of such custody or preservation, the Collateral Agent shall have complied with its obligations in Section 10, (c) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or any other Security Document, (d) the failure by any Grantor to perform or observe any of the provisions hereof or any other Security Document, (e) the amount of any fees that the Company shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement and (f) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon.

Section 14. Security Interest Absolute. All rights of the Collateral Agent and the other Secured Parties and the pledges, assignments and security interests hereunder, and all obligations of the Grantors hereunder, shall be irrevocable, absolute and unconditional irrespective of and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of the Senior Secured Note Indenture, the Senior Secured Notes, the other Secured Debt Documents or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Senior Secured Note Indenture, the Senior Secured Notes, the other Secured Debt Documents or any other agreement or instrument relating thereto;

(c) any taking, exchange, surrender, release or non-perfection of any Liens on any Collateral or any other collateral for all or any of the Secured Obligations;

(d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other assets of such Grantor (other than as provided in the Collateral Trust Agreement);

(e) any change, restructuring or termination of the corporate structure or existence of such Grantor; or

(f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent, the Senior Indenture Trustee, any Secured Party or any other Person, which might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or of this Security Agreement.

Section 15. Continuing Security Interest; Termination. (a) This Security Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Security Agreement or the Secured Debt Agreements, remain in full force and effect until the payment in full in cash of the Non-Contingent Secured Obligations.

(b) The Transaction Liens granted by each Grantor hereunder shall automatically terminate, be released or be subordinated as set forth in Section 7 of the Collateral Trust Agreement. Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the applicable Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral as the case may be.

Section 16. Additional Grantors. AK Holding or any Subsidiary may become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Person shall become a “Grantor” as defined herein.

Section 17. Successors and Assigns. This Security Agreement shall be binding upon each Grantor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, transferees and assigns.

Section 18. Miscellaneous Provisions.

(a) Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9 of the Collateral Trust Agreement, and in the case of any such notice, request or other communication to a Grantor other than the Company, shall be given to it in the care of the Company.

(b) Severability. The provisions of this Security Agreement and the other Security Documents are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Security Agreement or such Security Document in any jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(c) Table of Contents and Headings. The Table of Contents and headings of the Sections of this Security Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

(d) Counterparts. This Security Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of the same.

(e) Benefits of Security Agreement. Nothing in this Security Agreement and the other Security Documents, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Senior Indenture Trustee and the Secured Parties, any benefit or any legal or equitable right, remedy or claim under this Security Agreement or any other Security Document.

(f) Amendments, Waiver and Consents; No Implied Waivers; Remedies Not Exclusive. Except pursuant to a Security Agreement Supplement, neither this Security Agreement nor any provision hereof may be waived or amended, modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent with the consent of such Secured Parties as are required to consent thereto under Section 8(c) of the Collateral Trust Agreement. No such waiver, amendment or modification shall be binding upon any Grantor, except with its written consent. None of the Collateral Agent or any other Secured Party shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or under any other Secured Debt Document or to have acquiesced in any Actionable Default or in any breach of any of the terms and conditions hereof or thereof. Failure of the Collateral Agent or any other Secured Party to exercise, in whole or in part, or delay in exercising, any right, power or privilege hereunder or under any other Secured Debt Document shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder or under any other Secured Debt Document on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or any other Secured Party would otherwise have on any future occasion. The rights and remedies herein and in all other Secured Debt Documents provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(g) General Provisions Concerning the Collateral Agent. The provisions of Section 6 of the Collateral Trust Agreement shall inure to the benefit of the Collateral Agent and shall be binding on each Grantor and each Secured Party.

(h) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Damages and Bonds.

(i) This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law (whether under the UCC as in effect in the State of New York or the Federal Book Entry Regulations) and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

(ii) Each Grantor hereby agrees to submit to the jurisdiction of any state or Federal court located in the Borough of Manhattan, City of New York.

(iii) Each Grantor agrees that it will not assert any counterclaims, setoffs or crossclaims in any proceeding brought by the Collateral Agent to realize on such property or to enforce a judgment or other court order in favor of the Collateral Agent, except for such counterclaims, setoffs or crossclaims which, if not asserted in any such proceeding, could not otherwise be brought or asserted.

(iv) Each Grantor waives any objection that it may have to the location of a court in the Borough of Manhattan, City of New York once the Collateral Agent has commenced a proceeding described in this Section 18(h) including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens.

(v) Each Grantor waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Security Agreement or any other Security Document (whether based on contract tort or any other theory). Each Grantor (a) certifies that no representative, agent or attorney of any other Grantor has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other Grantors have ben induced to enter into this Security Agreement by, among other things, the mutual waivers and certifications in this Section 18(h)(v).

(vi) Each Grantor agrees that neither the Collateral Agent or the Trustee in their respective capacities nor any other Secured Party (except as otherwise provided in this Security Agreement or the Secured Debt Agreements) as such shall have any liability to such Grantor (whether arising in tort, contract or otherwise) for losses suffered by such Grantor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Security Agreement, or any act, omission or event occurring in connection therewith, except that the Collateral Agent shall be liable if it is determined by a final and nonappealable judgment of a court that is binding on the Collateral Agent that such losses were the result of acts or omissions on the part of the Collateral Agent constituting bad faith, gross negligence (unless otherwise required by the Trust Indenture Act) or willful misconduct.

(vii) To the extent permitted by applicable law, each Grantor waives the posting of any bond otherwise required of the Collateral Agent or any other Secured Party in connection with any judicial process or proceeding to enforce any judgment or other court order pertaining to this Security Agreement or any related agreement or document entered in favor of any Secured Party or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Security Agreement or any related agreement or document between the Grantors on the one hand and the Secured Parties on the other hand.

Section 19. 2012 Security Agreement. It is understood and agreed that the 2012 Security Agreement will be deemed to be superseded in its entirety by this Security Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have each caused this Security Agreement to be duly executed and delivered as of the date first above written.

Grantors:

AK STEEL CORPORATION

By:	/s/ Jaime Vasquez
Name:	Jaime Vasquez
Title:	Vice President, Finance and Chief Financial Officer

AK STEEL PROPERTIES, INC.

By:	/s/ Joseph C. Alter
Name:	Joseph C. Alter
Title:	President

AK TUBE LLC

By:	/s/ Edward J. Urbaniak, Jr.
Name:	Edward J. Urbaniak, Jr.
Title:	President

[Signature Page to Security Agreement]

Collateral Agent:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ William E. Sicking
Name:	William E. Sicking
Title:	Vice President & Trust Officer

[Signature Page to Security Agreement]

Schedule I to Security Agreement

Address	County	State
30400 East Broadway, Walbridge, OH	Wood	Ohio

170 Armco Road Ashland, KY 41105-0191	Boyd	Kentucky

210 Pittsburgh Road Butler, PA 16003-0832	Butler	Pennsylvania

17400 State Route 16 PO Box 190 Coshocton, OH 43812	Coshocton	Ohio

913 Bowman Street PO Box 247 Mansfield, OH 44903	Richland	Ohio

1801 Crawford Street PO Box 600 Middletown, OH 45043	Butler	Ohio

705 Curtis Street Middletown, OH 45043	Butler	Ohio

6500 North US 231 Rockport, IN 47635	Spencer	Indiana

1724 Linden Avenue PO Box 1520 Zanesville, OH 43701	Muskingum	Ohio

4001 Miller Road Dearborn, MI 48126	Wayne	Michigan